                                  Exhibit 10.24

                             2003 EVP INCENTIVE PLAN

Name:                      Mike Ruffolo
Title:                     EVP Global Sales, Services and Marketing
                           Chairman, Operations Group

Base salary:               $400,000
Annual incentive target:   $100,000

Your annual bonus is based on the Company's performance against stated financial objectives and operational objectives. You must be an employee for the entire year to be eligible to receive the annual incentive payment, which will be paid in the quarter following the end of the performance period.

At the discretion of the CEO and/or Compensation Committee of the Board, performance criteria are subject to revision based on changes in circumstances including new business direction or extraordinary events.

Incentives below or above target will be determined based on interpolation. Performance at target will receive funding at target. Performance below threshold levels will receive no funding. Funding for performance below or above target will be interpolated using a "straight line" approach. Performance above "maximum" of plan may be capped at the sole discretion of the CEO and the Compensation Committee of the Board.

PERFORMANCE CRITERIA

              CRITERIA                   WEIGHT     THRESHOLD        MIN        TARGET      MAX
              --------                   ------     ---------        ---        ------      ---
TOTAL RECOGNIZED REVENUE ($000,000)         50%     <$    134     $    134    $  135.7    $    150
BONUS PAYOUT ($000)                                  $    0       $   25.0    $   50.0    $  100.0

FCF+, Q4 2003 ($000,000)                    20%     <$    0.0     $    0.0    $    1.0    $    5.0
BONUS PAYOUT ($000)                                  $    0       $   10.0    $   20.0    $   40.0

EDGE COMPUTING (DEALS CLOSED IN 2003)       30%     <      15           15          25          35

BONUS PAYOUT ($000)                                  $      0     $  15.00    $   30.0    $   60.0

TOTAL                                      100%      $    0.0     $   50.0    $  100.0    $  200.0


Bonuses are conditional on your compliance with the Code of Business Ethics as in effect from time to time during 2003.
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DEFINITIONS

RECOGNIZED REVENUE

Recognized revenue means Total Revenue as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission on Form 10-K or Form 10-Q ("Public Company Financial Statements"). If, at any time, the Company is not required to make periodic reports under the Exchange Act, "Revenue" shall mean Total Revenue as set forth on regularly prepared quarterly financial statements prepared by management ("Private Company Financial Statements").

FREE CASH FLOW POSITIVE

Unless otherwise determined by the Board of Directors, "positive Free Cash Flow" shall have been achieved when the sum of the Company's (A) Cash and Cash Equivalents, (B) Short-Term Marketable Securities and (C) Long-Term Marketable Securities ("Free Cash") as of the end of a fiscal quarter, as reported in the Company's Public Company Financial Statements or Private Company Financial Statements for such quarter, as applicable at such time, is greater than the Company's Free Cash at the end of the preceding quarter.

EDGECOMPUTING

For the purposes of this goal, an EdgeComputing customer is any customer paying Akamai to deploy, execute, process and deliver at least one application on Akamai's network. An EdgeComputing solution will generally involve executing Java code on our network, and/or processing other forms of code, like ESI or XSLT. The key differentiation from any other service or product is that EdgeComputing is the service we sell to Akamaize an "application," not whole sites or objects or streams (e.g., EdgeSuite and Streaming). An application represents a tangible business function (e.g. verbs like locate dealer, vote, choose wallpaper, register, broker, regulate entrance (waiting room)). For example, Tickets.com would be an EdgeComputing deal (application: waiting room, solution: ESI logic, not caching), while MTV is an EdgeSuite customer today (WebSite, Solution: ESI for caching not logic). Every EdgeComputing contract will also incorporate either EdgeSuite Delivery or EdgeSuite Enterprise Edition to manage bandwidth and other features specifically associated with enabling the identified application.

Acceptance        /s/ Mike Ruffolo                   April 29, 2003
                ------------------------         ----------------------
                  Mike Ruffolo                     Date


Approved by:      /s/ George Conrades                April 29, 2003
                ------------------------         ----------------------
                  George Conrades                  Date